PRESS RELEASE	Franklin Street Properties Corp..
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: Donna Brownell 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
THIRD QUARTER 2008 RESULTS

Wakefield, MA—November 4, 2008—Franklin Street Properties Corp. (the “Company” or “FSP”) (NYSE Alternext US/AMEX:  FSP), an investment firm specializing in real estate, announced today Net Income of $7.4 million and Earnings Per Share (EPS) of $0.11 for the three months ended September 30, 2008.  The Company also announced Funds From Operations (FFO) of $17.1 million or $0.24 per share for the third quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 3 of this press release.

(in 000's except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	Increase (Decrease)	2008	2007	Increase (Decrease)

Net Income	$7,419	$9,486	$(2,067)	$25,340	$51,694	$(26,354)

FFO	$17,084	$16,922	$162	$53,005	$56,477	$(3,472)
GOS	-	1,942	(1,942)	-	23,532	(23,532)
FFO+GOS	$17,084	$18,864	$(1,780)	$53,005	$80,009	$(27,004)
Per Share Data:
EPS	$0.11	$0.13	$(0.03)	$0.36	$0.73	$(0.38)
FFO	$0.24	$0.24	$0.00	$0.75	$0.80	$(0.05)
GOS	$-	$0.03	$(0.03)	$-	$0.33	$(0.33)
FFO+GOS	$0.24	$0.27	$(0.02)	$0.75	$1.13	$(0.38)

Weighted ave shares (diluted)	70,481	70,596	(115)	70,481	70,709	(228)

Comparing results for the third quarter of 2008 to 2007, Net Income and EPS decreased $2.1 million or $0.03 per share, and FFO increased $0.2 million but was flat on a per share basis.  There was no GOS in the third quarter of 2008 compared to $1.9 million, or $0.03 per share, in the third quarter of 2007.  Comparing results for the third quarter of 2008 to 2007, the FFO increase was primarily a result of increases in real estate FFO of $0.6 million, which was partially offset by a decrease in FFO from investment banking of $0.4 million.  Primarily as a result of these changes, FFO+GOS decreased $1.8 million or $0.02 per share comparing the third quarter of 2008 to 2007.

Comparing results for the nine months of 2008 to 2007, Net Income and EPS decreased $26.4 million or $0.38 per share, and FFO decreased $3.5 million or $0.05 per share.  There was no GOS for the nine months of 2008 compared to $23.5 million or $0.33 per share in the nine months of 2007.  Comparing results for the nine months of 2008 to 2007, the FFO decrease was primarily a result of a decrease in FFO from investment banking of $4.8 million, which was partially offset by increases in real estate FFO of $1.3 million.  The FFO decrease from investment banking was primarily because of lower sales of securities by our investment bank, which decreased $61.8 million to $57.4 million for the nine months of 2008 compared to $119.2 million in the nine months of 2007.  Revenue from our investment bank is primarily based on the value of these securities sales.  As a result of these changes, FFO+GOS decreased $27.0 million or $0.38 per share comparing the nine months of 2008 to 2007.

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George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2008, FSP’s profits as represented by FFO+GOS totaled approximately $17.1 million or $0.24 per share.  Dividend distributions declared for the third quarter of 2008, which are payable on November 20, 2008, totaled approximately $13.4 million or $0.19 per share.

Significant portions of our real estate investment business are transactional.  Beginning in the third quarter of 2007, those transactional businesses became materially impacted by external financial, mortgage/debt and investment market conditions that have arisen from the “credit crunch”.  FSP has certain properties in its portfolio that we may contemplate selling but have not put up for sale because of these market conditions.  Consequently, the third quarter of 2008 produced no GOS profit contribution.  Changes in mortgage loan availability and changes in the cost of those loans continue to restrict many potential sales of commercial office buildings around the country.  Rather than sell in this negative environment, FSP continues to postpone consideration of the sale of some properties until a more attractive environment establishes itself, particularly within the mortgage/debt markets.  A time frame for improvement in these markets is hard to predict, especially with the uncertainty of how significant an impact the current financial market turmoil will have on broader U.S. economic activity.  We are constantly evaluating property disposition opportunities, as well as potential new property acquisition opportunities that may present themselves at attractive prices.

Additionally as a result of the turmoil in the financial, mortgage/debt and investment markets, the investor appetite for our real estate private placement business has suffered and continues to negatively affect our Investment Banking equity-raising efforts.  During the third quarter of 2008, we raised $4.8 million of equity capital, compared with $49.9 million in the second quarter of 2008 and $2.7 million in the first quarter of 2008.  Concern and uncertainty continues to surround the potential impact on commercial real estate emanating from the financial credit crisis and has caused a “wait-and-see” attitude to prevail among many of our established investor clients.  We anticipate business in this area to remain very volatile quarter-to-quarter as long as broader investment market activity and financial events continue to meaningfully sway investor confidence and sentiment.

While profits continued to suffer in the third quarter of 2008 from our transactional businesses, which were negatively impacted by turmoil in the broader capital markets, our real estate portfolio of 27 properties maintained its overall 93% occupancy and provided steady rental income. FFO for the third quarter of 2008 was $0.24 per share, all of which came from real estate operations.

On October 15, 2008, FSP used its balance sheet strength to obtain a $75 million unsecured term loan. The loan was provided by three banks that are participants in FSPs existing $250 million revolving line of credit facility. The purpose for the loan is to increase capital to take advantage of property acquisition opportunities that are beginning to present themselves at attractive prices as a result of the current distress surrounding some aspects of the broader commercial real estate markets.

As the capital markets and U.S. economy work through the current financial/credit crisis, we will continue to pursue additional commercial property investment opportunities.  It will be FSP’s objective to continue to grow its property portfolio and rental income business during this period of liquidity-constrained capital markets by using its balance sheet strength to help finance and fund new acquisitions.  We continue to be very optimistic about FSP’s position in the current commercial real estate investment market and the opportunities that are presenting themselves to acquire commercial properties at better pricing and value metrics than we have seen in the last several years.”

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Dividend Announcement

On October 17, 2008, the Company announced that its Board of Directors declared a regularly quarterly dividend for the three months ended September 30, 2008 of $0.19 per share of common stock payable on November 20, 2008 to stockholders of record on October 31, 2008.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 27 properties and for two non-consolidated REITs that we have interests in as of September 30, 2008. The Company is in the process of compiling an expanded supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company expects to file this supplemental information package with the SEC and to post it to its website at www.franklinstreetproperties.com on or before Friday, November 7, 2008.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2008	2007	2008	2007

Net income	$7,419	$9,486	$25,340	$51,694
(Gain) Loss on sale of properties	-	(1,942)	-	(23,532)
GAAP (income) loss from non-consolidated REITs	(680)	(105)	(2,167)	620
Distributions from non-consolidated REITs	1,561	476	3,838	1,199
Depreciation of real estate & intangible amortization	8,784	9,007	25,994	26,496
Funds From Operations (FFO)	17,084	16,922	53,005	56,477
Plus gains on sales of properties (GOS)	-	1,942	-	23,532
FFO+GOS	$17,084	$18,864	$53,005	$80,009

Per Share Data
EPS	$0.11	$0.13	$0.36	$0.73
FFO	$0.24	$0.24	$0.75	$0.80
GOS	$-	$0.03	$-	$0.33
FFO+GOS	$0.24	$0.27	$0.75	$1.13

Weighted average shares (basic and diluted)	70,481	70,596	70,481	70,709

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

A conference call is scheduled for November 5, 2008 at 9:30 a.m. (ET) to discuss the third quarter 2008 results. The toll free number is 1-800-295-4740, passcode 93615566. Internationally, the call may be accessed by dialing 1-617-614-3925, passcode 93615566. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

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About Franklin Street Properties Corp.

Franklin Street Properties Corp. based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP's subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, changes in economic conditions in the United States, disruptions in the debt markets, changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10 -K for the year ended December 31, 2007), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Prior 4 Quarters Information	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

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Franklin Street Properties Corp. Financial Results
  Supplementary Schedule A
  Condensed Consolidated Income Statements
  (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2008	2007	2008	2007

Revenue:
Rental	$27,927	$27,109	$82,283	$75,110
Related party revenue:
Syndication fees	304	687	3,766	7,090
Transaction fees	300	604	3,606	7,446
Management fees and interest income from loans	380	1,497	1,364	5,176
Other	13	37	52	84
Total revenue	28,924	29,934	91,071	94,906

Expenses:
Real estate operating expenses	7,159	7,151	20,973	19,026
Real estate taxes and insurance	4,590	4,398	13,375	12,490
Depreciation and amortization	7,666	7,756	22,616	21,710
Selling, general and administrative	1,927	1,787	6,557	5,675
Commissions	208	406	2,020	3,720
Interest	1,108	1,823	3,351	6,121

Total expenses	22,658	23,321	68,892	68,742

Income before interest income, equity in earnings (losses) of
non-consolidated REITs and taxes	6,266	6,613	22,179	26,164
Interest income	177	650	657	1,864
Equity in earnings (losses) of non-consolidated REITs	679	147	2,167	(611)

Income before taxes	7,122	7,410	25,003	27,417
Income tax expense (benefit)	(297)	(206)	(337)	514

Income from continuing operations	7,419	7,616	25,340	26,903
Discontinued operations:
Income (loss) from discontinued operations	-	(72)	-	1,259
Gain on sale of assets, less applicable income tax	-	1,942	-	23,532
Total discontinued operations	-	1,870	-	24,791

Net income	$7,419	$9,486	$25,340	$51,694

Weighted average number of shares outstanding,
basic and diluted	70,481	70,596	70,481	70,709

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.11	$0.11	$0.36	$0.38
Discontinued operations	-	0.02	-	0.35
Net income per share, basic and diluted	$0.11	$0.13	$0.36	$0.73

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  Franklin Street Properties Corp. Financial Results
  Supplementary Schedule B
  Condensed Consolidated Balance Sheets
  (Unaudited)

(in thousands, except share and par value amounts)	September 30,	December 31,
	2008	2007
Assets:
Real estate assets, net	$812,438	$790,319
Acquired real estate leases, less accumulated amortization
of $26,831 and $23,401, respectively	28,024	33,695
Investment in non-consolidated REITs	83,896	85,663
Assets held for syndication, net	13,335	26,310
Cash and cash equivalents	34,527	46,988
Restricted cash	336	336
Tenant rent receivables, less allowance for doubtful accounts
of $509 and $430, respectively	1,174	1,472
Straight-line rent receivable, less allowance for doubtful accounts
of $261 and $261, respectively	8,255	7,387
Prepaid expenses	2,922	1,395
Other assets	1,475	406
Office computers and furniture, net of accumulated depreciation
of $1,075 and $968, respectively	313	309
Deferred leasing commissions, net of accumulated amortization
of $2,988, and $1,975, respectively	10,365	9,186
Total assets	$997,060	$1,003,466

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$105,118	$84,750
Accounts payable and accrued expenses	24,945	20,255
Accrued compensation	1,652	1,564
Tenant security deposits	1,823	1,874
Acquired unfavorable real estate leases, less accumulated amortization
of $1,587, and $1,226, respectively	4,654	4,405
Total liabilities	138,192	112,848

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 70,480,705 and 70,480,705 shares issued and outstanding, respectively	7	7
Additional paid-in capital	889,019	889,019
Earnings (distributions) in excess of accumulated earnings/distributions	(30,158)	1,592
Total stockholders’ equity	858,868	890,618
Total liabilities and stockholders’ equity	$997,060	$1,003,466

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  Franklin Street Properties Corp. Financial Results
  Supplementary Schedule C
  Condensed  Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2008	2007
Cash flows from operating activities:
Net income	$25,340	$51,694
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on assets sold	-	(23,532)
Depreciation and amortization expense	22,649	22,818
Amortization of above market lease	3,376	3,706
Equity in earnings (losses) from non-consolidated REITs	(2,167)	619
Distributions from non-consolidated REITs	3,838	1,199
Increase in bad debt reserve	79	-
Changes in operating assets and liabilities:
Restricted cash	-	425
Tenant rent receivables, net	219	1,053
Straight-line rents, net	(854)	(2,924)
Prepaid expenses and other assets, net	(1,474)	(717)
Accounts payable and accrued expenses	3,863	572
Accrued compensation	88	(1,273)
Tenant security deposits	(51)	179
Payment of deferred leasing commissions	(2,434)	(2,905)

Net cash provided by operating activities	52,472	50,914

Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture, capitalized merger costs	(37,215)	(75,887)
Purchase of acquired favorable and unfavorable leases	(2,067)	(3,726)
Investment in non-consolidated REITs	(10)	(18)
Investment in loan receivable	(1,125)	-
Redemption of certificate of deposit	-	5,143
Investment in assets held for syndication, net	12,235	(112,618)
Proceeds received on sales of real estate assets	-	85,673

Net cash used in investing activities	(28,182)	(101,433)

Cash flows from financing activities:
Distributions to stockholders	(57,089)	(65,813)
Purchase of treasury shares	-	(4,767)
Repayments under bank note payable, net	20,368	104,550
Deferred financing costs	(30)	(7)

Net cash (used in) provided by financing activities	(36,751)	33,963

Net increase (decrease) in cash and cash equivalents	(12,461)	(16,556)

Cash and cash equivalents, beginning of period	46,988	69,973

Cash and cash equivalents, end of period	$34,527	$53,417

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2008	91,653	1.8%
2009	555,808	10.8%
2010	770,393	15.0%
2011	372,518	7.2%
2012	748,427	14.5%
2013	346,513	6.7%
Thereafter (2)	2,268,425	44.0%
	5,153,737	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases and if applicable, exclude assets held for sale.
(2)	Includes 380,000 square feet of current vacancies.

(Dollars and square feet in 000's)	As of September 30, 2008
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$ 235,444	29.0%	1,489	28.8%
Colorado	4	131,339	16.2%	791	15.4%
Georgia	1	77,872	9.6%	387	7.5%
Maryland	2	63,200	7.8%	424	8.2%
Virginia	2	62,631	7.6%	433	8.4%
Missouri	2	56,832	7.0%	349	6.8%
Florida	1	49,572	6.1%	213	4.1%
Indiana	1	37,622	4.6%	205	4.0%
Illinois	1	31,728	3.9%	177	3.5%
California	2	21,417	2.6%	182	3.5%
Michigan	1	15,274	1.9%	215	4.2%
Washington	1	15,073	1.9%	117	2.3%
North Carolina	2	14,433	1.8%	172	3.3%
	27	$ 812,437	100.0%	5,154	100.0%

Property by type:
(dollars & square feet in 000's)	As of September 30, 2008
	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	26	807,265	99.4%	5,055	98.1%
Industrial	1	5,172	0.6%	99	1.9%
	27	$ 812,437	100.0%	5,154	100.0%

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Nine Months Ended
(in thousands)	30-Sep-08	30-Sep-07

Tenant improvements	$4,564	$5,599
Deferred leasing costs	2,434	2,905
Building improvements	1,310	3,596
	$8,308	$12,100

Square foot & leased percentages	September 30,	December 31,
	2008	2007

Owned portfolio of commercial real estate
Number of properties	27	26
Square feet	5,153,737	4,998,280
Leased percentage	93%	93%

Investments in non-consolidated commercial real estate
Number of properties	2	3
Square feet	1,461,224	1,614,380
Leased percentage	79%	92%

Single Asset REITs (SARs) managed
Number of properties	10	9
Square feet*	2,683,105	2,682,770
Leased percentage*	92%	92%

Total owned, investments & managed properties
Number of properties*	39	38
Square feet*	9,298,066	9,295,430
Leased percentage*	90%	93%

*Excludes a property to be constructed with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT Name	City	State	Feet	30-Sep-08	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	842,717	87.9%	43.7%
FSP Phoenix Tower Corp.	Houston	TX	618,507	67.9%	4.6%
			1,461,224	79.4%

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Prior 4 Quarters Information
(Unaudited)

(in thousands)
	Q3	Q4	Q1	Q2
Revenue:	2007	2007	2008	2008
Rental	$27,109	$25,851	26,656	27,700
Related party revenue:
Syndication fees	687	1,896	205	3,257
Transaction fees	604	2,452	168	3,138
Management fees and
interest income from loans	1,497	1,854	561	423
Other	37	34	20	19
Total revenue	29,934	32,087	27,610	34,537

Expenses:
Real estate operating expenses	7,151	7,145	6,698	7,116
Real estate taxes and insurance	4,398	4,046	4,279	4,505
Depreciation and amortization	7,756	7,624	7,359	7,591
Selling, general and administrative	1,787	1,790	2,009	2,621
Commissions	406	1,017	158	1,654
Interest	1,823	1,563	1,192	1,051
Total expenses	23,321	23,185	21,695	24,538

Income before interest income, equity
in earnings in non-consolidated REITs	6,613	8,902	5,915	9,999
Interest income	650	514	303	176
Equity in earnings in non-consolidated REITs	147	147	793	694

Income before taxes on income	7,410	9,563	7,011	10,869
Taxes on income	(206)	359	(375)	335

Income from continuing operations	7,616	9,204	7,386	10,534
Loss from discontinued operations	(72)	(70)	-	-
Gain on sale of assets	1,942	257	-	-
Net income	$9,486	$9,391	$7,386	$10,534

FFO and FFO+GOS calculations:

Net income	$9,486	$9,391	$7,386	$10,534
(Gain) Loss on sale of assets	(1,942)	(257)	-	-
GAAP income from non-consolidated REITs	(106)	(147)	(793)	(694)
Distributions from non-consolidated REITs	476	607	546	1,731
Depreciation & amortization	9,008	8,978	8,498	8,712
Funds From Operations (FFO)	16,922	18,572	15,637	20,283
Plus gains on sales of assets (GOS)	1,942	257	-	-
FFO+GOS	$18,864	$18,829	$15,637	$20,283

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on square feet leased.

				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	Capital One Services, Inc.* (1)	297,789	61	6.0%
2	Citgo Petroleum Corporation	248,399	29	5.0%
3	Tektronix Texas, LLC	241,372	38	4.8%
4	Burger King Corporation	212,619	58	4.3%
5	New Era of Networks, Inc. (Sybase)	199,077	42	4.0%
6	Citgroup Credit Services, Inc.	176,848	61	3.5%
7	RGA Reinsurance Company	171,120	63	3.4%
8	International Business Machines Corp.	138,033	73	2.8%
9	Murphy Exploration & Production Company	133,786	13	2.7%
10	CACI Technologies, Inc.	132,896	73	2.7%
11	Maines Paper and Food Service, Inc.	98,745	42	2.0%
12	Jones Lang Lasalle	92,827	87	1.9%
13	AMDOCS, Inc.	91,928	73	1.8%
14	Ober Kaler Grimes	90,811	81	1.8%
15	County of Santa Clara	90,467	91	1.8%
16	Vail Corp, dba Vail Resorts	83,620	79	1.7%
17	Corporate Holdings, LLC	81,818	67	1.6%
18	Technip-Coflexip USA Holdings, Inc	79,496	73	1.6%
19	Noble Royalties, Inc.	78,344	67	1.6%
20	Cooley Godward LLP	72,850	81	1.5%
	Total	2,812,845		56.3%

(1)	Capital One subleases all of its space to LandAmerica Financial Group.

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.